COMPANY CONTACTS Jeff Donnelly Chief Financial Officer (240) 744-1190 Briony Quinn Senior Vice President (240) 744-1196 FOR IMMEDIATE RELEASE DIAMONDROCK HOSPITALITY DEBUTS HOTEL CLIO, A LUXURY COLLECTION HOTEL, DENVER CHERRY CREEK BETHESDA, Maryland, Wednesday, March 16, 2022 – DiamondRock Hospitality Company (the “Company”) (NYSE: DRH) announced the debut of Hotel Clio, a Luxury Collection Hotel, Denver Cherry Creek. The hotel is DiamondRock’s third Luxury Collection hotel, making DiamondRock the largest owner of Luxury Collection hotels in North America. The design was led by the award-winning firm of Wilson Ishihara Design. “Hotel Clio is now the most luxurious hotel in the affluent Cherry Creek community and this repositioning further enhances the strong return on our investment,” said Mark W. Brugger, President and Chief Executive Officer of DiamondRock Hospitality Company. “DiamondRock acquired the hotel, formerly branded a J.W. Marriott, in 2011 for $74 million ($372,000 per key). The $3.6 million of incremental capital to reposition the property into a luxury hotel is expected to generate over a 70% internal rate of return for DiamondRock shareholders. Hotel Clio is projected to generate a stabilized 10.5% yield on our total investment. Importantly, the repositioning is another step forward in DiamondRock’s strategic initiative to assemble an exceptional collection of urban lifestyle hotels and experiential resorts.” About Hotel Clio Hotel Clio, which boasts 199 luxury guest rooms and suites, is nestled in the heart of Cherry Creek, a vibrant urban neighborhood that is home to Denver’s premier outdoor retail, dining, and cultural experiences. Hotel Clio's interiors take cues from Cherry Creek's origins in the Gold Rush era paired with the natural surroundings of the destination. Hotel Clio's namesake "Clio," the Greek muse of history, is fully realized in the hotel's heritage-honoring design, grounded in a deep appreciation for the region's background. Inspired by the story of William Green Russell striking gold at the confluence of Cherry Creek and South Platte River, the interiors reflect a unique sense of discovery and the inspiring hope of good fortune with subtle gold accents complemented by rich earth tones. Hotel Clio's Oshibori-style arrival experience is a marvel for the senses, complete with a sit-down check-in, custom cocktail, hot and cold scented towels infused with the hotel's signature aroma of White Blossom Tea, and a curated welcome playlist. The high-touch welcome experience is enhanced by thoughtful design details – beautiful marble floors and custom art pieces – all anchored by a grand stone fireplace. The design seamlessly blends influences of the region's natural elements with touches authentic to the destinspellation, creating a dramatic, yet serene atmosphere. The idea of "confluence," a term that describes the junction of two rivers, is expressed in the design details – such as flooring evoking the flow of the river, cerused oak, and brass accents highlighted with custom table lamps designed to emulate a gold miner's lamp. Mile High Meetings & Events The hotel is home to two spacious modern ballrooms, indoor/outdoor event spaces, ten event rooms and an intimate rooftop deck backdropped by sweeping Rocky Mountain views. Hotel Clio's elegant venues with 10,000 feet of functional space are easily transformed to create authentic, memorable events from board meetings, team retreats to inspired celebrations. Highly personalized service, professional planners and distinctive offerings blend to create an unforgettable event. Convivial Dining and Culinary Delights Global flair and top-notch hospitality merge at TORO Latin Kitchen and Bar, Hotel Clio's signature culinary concept by acclaimed local chef and restaurateur Richard Sandoval. TORO offers a creative Pan-Latin menu offering small plates and family style dishes, and features daily epicurean moments and memorable, interactive experiences. The restaurant is complete with a Ceviche Bar, showcasing fresh flavors designed to be paired with hand-muddled libations. Guests and locals will enjoy inspired culinary offerings in an inviting space, with an air of celebration infused into every meal. With weekly guacamole-making classes, along with wine and tequila tastings, TORO's warm ambience merges with the open-concept lobby creating a spirited social hub and lively gathering space – serving to connect established locals and vibrant visitors alike. For more information or to place a reservation, please visit https://hotelcliocherrycreek.com About the Company

DiamondRock Hospitality Company is a self-advised real estate investment trust (REIT) that is an owner of a leading portfolio of geographically diversified hotels concentrated in top gateway markets and destination hotel locations. The Company currently owns 33 premium quality hotels and resorts with over 9,400 rooms. The Company has strategically positioned its hotels to be operated both under leading global brand families as well as unique boutique hotels in the lifestyle segment. For further information on the Company and its portfolio, please visit DiamondRock Hospitality Company's website at www.drhc.com. This press release contains forward-looking statements within the meaning of federal securities laws and regulations. These forward-looking statements are identified by their use of terms and phrases such as “believe,” “expect,” “intend,” “project,” “forecast,” “plan” and other similar terms and phrases, including references to assumptions and forecasts of future results. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors which may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made. These risks include, but are not limited to: national and local economic and business conditions; operating risks associated with the hotel business; risks associated with the level of the Company’s indebtedness; relationships with property managers; the ability to compete effectively in areas such as access, location, quality of accommodations and room rate structures; changes in travel patterns, taxes and government regulations which influence or determine wages, prices, construction procedures and costs; and other risk factors contained in the Company’s filings with the Securities and Exchange Commission. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. All information in this release is as of the date of this release, and the Company undertakes no obligation to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.